UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)        June 4, 2008
REGENT COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15392	31-1492857

(Commission File Number)	(IRS Employer Identification No.)

2000 Fifth Third Center, 511 Walnut Street, Cincinnati, Ohio	45202

(Address of Principal Executive Offices)	(Zip Code)
(513) 651-1190

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
     On June 4, 2008, the stockholders of Regent Communications, Inc. (“Regent”) approved an amendment to the Regent Communications, Inc. 2005 Incentive Compensation Plan (the “Plan”) to increase the number of shares available for issuance under the Plan from 2,000,000 to 3,500,000 and to increase to 75% from 50% the total number of Awards of Restricted Stock (as such capitalized terms are defined in the Plan) that may be issued under the Plan pursuant to such Awards. The amendment to the Plan is attached as Annex 1 to Regent’s Proxy Statement dated April 30, 2008 prepared in connection with the 2008 Annual Meeting of Stockholders. Annex 1 to the Proxy Statement is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
     (d)  Exhibits

Exhibit	Description

10.1	Amendment No. 2 to Regent Communications, Inc. 2005 Incentive Compensation Plan *
*	Incorporated by reference to Annex 1 of the Regent Communications, Inc. Proxy Statement dated April 30, 2008.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Regent Communications, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENT COMMUNICATIONS, INC.
Date: June 10, 2008	By:	/s/ William L. Stakelin
William L. Stakelin, President and Chief Executive Officer